SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MICP Administrative Guidelines for 2012

On February 14, 2012, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) adopted the 2012 Administrative Guidelines (the “2012 Guidelines”) for Copano’s Management Incentive Compensation Plan (the “MICP”).  The 2012 Guidelines provide for common financial and operational objectives (which were approved by Copano’s Board on February 15, 2012) and an individual personal objective.  For 2012, 60% of each MICP participant’s target award is attributable to a single financial objective, 30% is attributable to operational objectives, and 10% is attributable to a personal objective.

The financial objective for 2012 consists of Copano’s attainment of one of three levels (threshold, target or maximum) of total distributable cash flow for 2012. Copano’s achievement of the threshold, target or maximum level will entitle MICP participants to 50%, 100% or 150%, respectively, of the portion of their 2012 individual target awards attributable to the financial objective.  For a definition of total distributable cash flow, please read “Non-GAAP Financial Measure” below.

Operational objectives are directed at Copano’s achievement of safety, capital project management and company expansion goals.  Participants could receive between 0% and 150% of the portion of their individual target awards attributable to the operational objectives.  Achievement of the personal objective for 2012 will be determined for each participant based on a subjective assessment of his or her performance.  Participants could receive between 0% and 150% of the portion of their individual target awards attributable to the personal objective.

Special Compensation Awards

On February 14, 2012, the Compensation Committee approved special compensation awards under the MICP and Copano’s Long-Term Incentive Plan (“LTIP”) for James E. Wade, Senior Vice President of Copano and President and Chief Operating Officer of Copano’s Texas operating segment, for his key oversight role in Copano’s Eagle Ford Shale growth projects.  The awards will become payable upon the successful start-up of a cryogenic processing upgrade at Copano’s Houston Central complex in Texas.  The awards consist of (i) a cash special incentive award of $75,000 under Copano’s MICP, and (ii) a phantom unit award under Copano’s LTIP valued at $75,000.

Change to Director Compensation Program

On February 15, 2012, the Compensation Committee recommended and the Board of Directors approved a change to Copano’s director compensation program based on a review by BDO USA, LLP, Copano’s independent compensation consultant, of peer company practices relating to initial equity grants to directors.  The revised director compensation program eliminates initial grants to directors and provides instead that newly elected directors will receive a pro-rated annual grant of restricted units upon election.

A copy of the 2012 Guidelines for the MICP and a summary of non-executive director compensation are filed with this report as Exhibits 99.1 and 99.2, respectively.

Non-GAAP Financial Measure

Total distributable cash flow is a non-GAAP financial measure.  We define total distributable cash flow as net income (loss) plus: (i) non-cash interest and other financing costs, (ii) deferred tax expense, (iii) depreciation and amortization expense, (iv) impairment expense, (v) non-cash amortization expense associated with commodity derivative instruments, (vi) distributions from unconsolidated affiliates, (vii) loss on refinancing of unsecured debt and (viii) equity-based compensation expense, and minus (i) equity in earnings (loss) from unconsolidated affiliates, (ii) unrealized gains (losses) from commodity risk management activities and (iii) maintenance capital expenditures, and plus or minus other miscellaneous non-cash amounts affecting net income (loss) for the period.  Maintenance capital expenditures are capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows.

Item 9.01.   Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	2012 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan

99.2	Director Compensation Table

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: February 21, 2011	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	2012 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan

99.2	Director Compensation Table